BARK Reports Third Quarter Fiscal Year 2024 Results

NEW YORK, February 7, 2024 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal third quarter ended December 31, 2023.

Key Highlights
•Total revenue was $125.1 million, ahead of the high-end of the Company's guidance range and a 6.9% decrease compared to the same period last year.
•Consolidated gross margin was 61.8%, a 210 basis point increase compared to the same period last year and a 610 basis point improvement versus the third quarter of fiscal 2022.
•Net loss improved 52.5% to $(10.1) million, year-over-year.
•Adjusted EBITDA was $(6.4) million, the midpoint of the Company's guidance range and a $6.4 million improvement versus last year.
•Net cash provided by operating activities was $15.0 million and free cash flow was $13.3 million.

"Our results last quarter highlight the significant strides we've made as a public company. We delivered our strongest customer acquisition quarter in two years, surpassed the high-end of our revenue guidance range, and improved our gross margin by over 200 basis points year-over-year," said Matt Meeker, Co-Founder and Chief Executive Officer. "We also cut our Adjusted EBITDA loss in half versus last year, and generated $13 million of free cash flow in the quarter, and $17 million on a trailing twelve month basis. We believe these results, combined with our recent retail treat partnerships, position us strongly as we approach fiscal 2025."

Key Performance Indicators

	Three Months Ended December 31,		Nine Months Ended December 31,

	2023	2022	2023	2022
Total Orders (in thousands)	3,504	3,721	10,425	11,278
Average Order Value	$31.65	$32.27	$31.38	$31.57
Direct to Consumer Gross Profit (in thousands)	$70,801	$74,197	$208,062	$217,057
Direct to Consumer Gross Margin	63.8%	61.8%	63.6%	61.0%

Fiscal Third Quarter 2024 Highlights
•Revenue was $125.1 million, ahead of the Company's guidance range and driven by its strongest customer acquisition quarter in two years. Revenue declined 6.9% year-over-year primarily driven by fewer total orders in the most recent period, largely related to carrying fewer Barkbox and Super Chewer subscriptions into the quarter, compared to last year.
•Direct to Consumer (“DTC”) revenue was $110.9 million, a 7.6% decrease year-over-year, primarily related to the items discussed above.
•Commerce revenue was $14.2 million, a 0.6% decrease year-over-year.
•Gross profit was $77.2 million, a 3.7% decrease compared to last year.
•Gross margin was 61.8%, as compared to 59.7% in the same period last year. The increase was driven by new contract pricing delivering a reduction in unit cost of goods in the most recent period.
•Advertising and marketing expenses were $25.1 million as compared to $21.7 million in the previous year. The Company invested more in marketing in the current period due to the efficiency at which it was able to acquire customers.
•General and administrative ("G&A") expenses were $66.1 million, as compared to $80.2 million in the prior year. This decrease was largely driven by a reduction in headcount and improved shipping terms.
•Net loss was $(10.1) million, as compared to a net loss of $(21.3) million in the previous year.
•Adjusted EBITDA was $(6.4) million, a $6.4 million improvement compared to last year and at the midpoint of the Company's guidance range. The continued improvement in unit economics also enabled the Company to invest more in marketing in the current period, particularly given the efficiency at which it was able to acquire new customers.
•Net cash provided by operating activities was $15.0 million. Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, was $13.3 million, an improvement of $12.9 million compared to the same period last year.

"We've been very pleased with our ability to deliver consistent improvements in our profitability profile," said Zahir Ibrahim, Chief Financial Officer of BARK. "There is still work to do, however, we believe the business has reached an inflection point from a profitability standpoint. We expect to be Adjusted EBITDA positive in the fiscal fourth quarter and have solid visibility into bottom line improvements in fiscal 2025."

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of December 31, 2023 was $131.3 million, following the $45.0 million repurchase of its outstanding convertible notes.
•The Company's inventory balance as of December 31, 2023 was $98.5 million, a decrease of $10.9 million compared to the prior quarter and a $46.8 million decrease compared to last year.

Partial Repurchase of 2025 Convertible Notes
As announced last quarter, the Company repurchased $45.0 million of the par value of its 2025 Convertible Notes (the "Notes") at a 6% discount in November. The repurchase amount, which was all cash, represented approximately 54% of the outstanding par value of the Notes. Following the transaction, the Company had $40.6 million of outstanding borrowings under the note purchase agreement as of quarter-end.

Fiscal Fourth Quarter and Full Year 2024 Financial Outlook
Based on current market conditions as of February 7, 2024, BARK is providing updated guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal full year 2024, the Company expects:
•Total revenue growth of (8)% to (9)% year-over-year, revised from its prior guidance of (8)% to (11)%. The Company is increasing the low-end of its revenue range due to its stronger-than-expected third quarter results.
•Adjusted EBITDA of $(9.8) million to $(11.8) million, compared to the its prior guidance of $(6.0) million to $(12.0) million. The change in the high-end of its range reflects the Company investing more in marketing in the period, given its ability to acquire new customers efficiently.

For the fiscal fourth quarter 2024, the Company expects:
•Total revenue of $118.4 to $123.8 million.
•Adjusted EBITDA of $1.0 million to $3.0 million.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal third quarter 2024 results will be held today, February 7, 2024, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-330-2120 for U.S. participants and 1-646-960-0290 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog’s breed, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic or other global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of DTC orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. In prior periods, the Company calculated AOV by dividing DTC revenue by total subscription shipments.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
REVENUE	$125,075	$134,334	$368,700	$409,298
COST OF REVENUE	47,831	54,144	142,779	172,952
Gross profit	77,244	80,190	225,921	236,346
OPERATING EXPENSES:
General and administrative	66,119	80,192	204,467	233,937
Advertising and marketing	25,094	21,747	60,523	53,441
Total operating expenses	91,213	101,939	264,990	287,378
LOSS FROM OPERATIONS	(13,969)	(21,749)	(39,069)	(51,032)
INTEREST INCOME	1,718	78	5,851	78
INTEREST EXPENSE	(902)	(1,344)	(3,648)	(4,073)
OTHER INCOME—NET	3,045	1,745	4,758	7,710
NET LOSS BEFORE INCOME TAXES	(10,108)	(21,270)	(32,108)	(47,317)
PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(10,108)	$(21,270)	$(32,108)	$(47,317)

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue
Direct to Consumer:
Toys & Accessories(1)	$71,183	$78,383	$210,433	$232,396
Consumables(1)	39,720	41,692	116,666	123,622
Total Direct to Consumer	$110,903	$120,075	$327,099	$356,018
Commerce	14,172	14,259	41,601	53,280
Revenue	$125,075	$134,334	$368,700	$409,298
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices. The three and nine months ended December 31, 2022 disaggregated revenue information for Direct to Consumer revenue has been reclassified to conform with the current presentation to allocate revenue between Toys & Accessories and Consumables.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Direct to Consumer:
Revenue	$110,903	$120,075	$327,099	$356,018
Cost of revenue	40,102	45,878	119,037	138,961
Gross profit	70,801	74,197	208,062	217,057
Commerce:
Revenue	14,172	14,259	41,601	53,280
Cost of revenue	7,729	8,266	23,742	33,991
Gross profit	6,443	5,993	17,859	19,289
Consolidated:
Revenue	125,075	134,334	368,700	409,298
Cost of revenue	47,831	54,144	142,779	172,952
Gross profit	$77,244	$80,190	$225,921	$236,346

BARK, INC.
CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	December 31,	March 31,
	2023	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$131,284	$177,911
Accounts receivable—net	6,458	6,554
Prepaid expenses and other current assets	4,430	3,552
Inventory	98,471	124,336
Total current assets	240,643	312,353
PROPERTY AND EQUIPMENT—NET	27,214	39,851
INTANGIBLE ASSETS—NET	11,786	4,090
OPERATING LEASE RIGHT-OF-USE ASSETS	33,772	36,892
OTHER NONCURRENT ASSETS	7,215	7,234
TOTAL ASSETS	$320,630	$400,420
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,586	$34,370
Operating lease liabilities, current	4,425	5,484
Accrued and other current liabilities	31,951	31,975
Deferred revenue	29,018	27,772
Total current liabilities	90,980	99,601
LONG-TERM DEBT	39,826	81,221
OPERATING LEASE LIABILITIES	44,778	47,240
OTHER LONG-TERM LIABILITIES	700	1,821
Total liabilities	176,284	229,883
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 179,786,374 and 177,647,754 shares issued .	1	1
Treasury stock, at cost, 2,767,684 and no shares, respectively	(4,120)	—
Additional paid-in capital	490,421	480,370
Accumulated deficit	(341,956)	(309,834)
Total stockholders’ equity	144,346	170,537
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$320,630	$400,420

BARK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	December 31,	December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,108)	$(47,317)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation & amortization	8,899	6,508
Impairment of assets	3,079	1,661
Amortization of right-of-use assets	3,120	3,754
Loss on disposal of assets	72	—
Amortization of deferred financing fees and debt discount	478	494
Bad debt expense	34	803
Stock-based compensation expense	10,510	11,876
Provision for inventory obsolescence reserve	888	(2,486)
Gain on extinguishment of debt	(1,828)	—
Change in fair value of warrant liabilities and derivatives	(2,216)	(6,523)
Paid in kind interest on convertible notes	2,119	4,354
Changes in operating assets and liabilities:
Accounts receivable	63	4,365
Inventory	24,975	10,333
Prepaid expenses and other current assets	(1,123)	(222)
Other noncurrent assets	—	155
Accounts payable and accrued expenses	(4,894)	(5,339)
Deferred revenue	1,247	1,367
Proceeds from tenant improvement allowances	—	6,177
Operating lease liabilities	(3,522)	(2,307)
Other liabilities	(2,687)	(2,139)
Net cash provided by (used in) operating activities	7,106	(14,486)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,699)	(18,854)
Net cash used in investing activities	(6,699)	(18,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(161)	(2,326)
Proceeds from the exercise of stock options	105	980
Proceeds from issuance of common stock under ESPP	489	145
Tax payments related to the issuance of common stock	(1,011)	(649)
Excise tax from stock repurchases	(42)	—
Payments to repurchase common stock	(4,120)	—
Payments of long-term debt	(42,300)	—

Net cash used in financing activities	(47,040)	(1,850)

Effect of exchange rate changes on cash	(14)	(18)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(46,647)	(35,208)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	183,068	201,679
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$136,421	$166,471

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	131,284	164,181
Restricted cash - Other noncurrent assets	5,137	2,290
Total cash, cash equivalents and restricted cash	$136,421	$166,471

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment included in accounts payable and accrued liabilities	$38	$342
Cash paid for interest	$2,237	$275
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Establishment of operating lease	$—	$24,576
Lease modification and termination	$—	$3,532

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) non-cash impairment of previously capitalized software and prepaid software licenses, (5) restructuring charges related to reduction in force payment (6) duplicate headquarters rent expense, (7) gain on extinguishment of debt, and (8) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) sales and use tax income, (7) non-cash impairment of previously capitalized software, (8) restructuring charges related to reduction in force payment, (9) duplicate headquarters rent expense, (10) gain on extinguishment of debt, and (11) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

The following table presents a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss Per Common Share for the periods presented:

Adjusted Net Loss

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
	(in thousands, except per share data)
Net loss	$(10,108)	$(21,270)	$(32,108)	$(47,317)
Stock-based compensation expense	3,596	3,681	10,510	11,876
Change in fair value of warrants and derivatives	(782)	(1,564)	(2,216)	(6,523)
Sales and use tax income (1)	(18)	(63)	(155)	(294)
Impairment of assets	109	1,452	3,079	1,452
Restructuring	—	—	1,543	—
Duplicate headquarters rent	24	512	70	1,718
Gain on extinguishment of debt	(1,828)	—	(1,828)	—
Other items (2)	452	470	1,570	520
Adjusted net loss	$(8,555)	$(16,782)	$(19,535)	$(38,568)
Net loss margin	(8.08)%	(15.83)%	(8.71)%	(11.56)%
Adjusted net loss margin	(6.84)%	(12.49)%	(5.30)%	(9.42)%

Adjusted net loss per common share - basic and diluted	$(0.05)	$(0.09)	$(0.11)	$(0.22)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	175,540,096	177,672,036	176,611,729	176,546,378
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - diluted	175,540,096	177,672,036	176,611,729	176,546,378

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net loss	$(10,108)	$(21,270)	$(32,108)	$(47,317)
Interest income	(1,718)	(78)	(5,851)	(78)
Interest expense	902	1,344	3,648	4,073
Depreciation and amortization expense	2,958	2,700	8,899	6,508
Stock-based compensation expense	3,596	3,681	10,510	11,876
Change in fair value of warrants and derivatives	(782)	(1,564)	(2,216)	(6,523)
Sales and use tax income (1)	(18)	(63)	(155)	(294)
Impairment of assets	109	1,452	3,079	1,452
Restructuring	—	—	1,543	—
Duplicate headquarters rent	24	512	70	1,718
Gain on extinguishment of debt	(1,828)	—	(1,828)	—
Other items (2)	452	470	1,570	520
Adjusted EBITDA	$(6,413)	$(12,816)	$(12,839)	$(28,065)
Net loss margin	(8.08)%	(15.83)%	(8.71)%	(11.56)%
Adjusted EBITDA margin	(5.13)%	(9.54)%	(3.48)%	(6.86)%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) For the three months ended December 31, 2023, other items is primarily comprised of the expense related to non-recurring retention payments to management of $0.4 million, and legal settlements of $0.1 million. For the three months ended December 31,2022, other items is comprised of executive transition costs including recruiting costs of $0.5 million. For the nine months ended December 31, 2023, other items is primarily comprised of the expense related to non-recurring retention payments to management of $0.9 million, warehouse consolidation costs of $0.2 million, executive transition costs including recruiting costs of $0.4 million, and legal settlements of $0.1 million. For the nine months ended December 31, 2022, other items is comprised of executive transition costs including recruiting costs of $0.5 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Free cash flow reconciliation:
Net cash provided by (used in) operating activities	$15,022	$5,077	$7,106	$(14,486)
Capital expenditures	(1,766)	(4,746)	(6,699)	(18,854)
Free cash flow	$13,256	$331	$407	$(33,340)

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com